UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2020

BIG 5 SPORTING GOODS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-49850	95-4388794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 East El Segundo Boulevard, El Segundo, California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 536-0611

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BGFV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 30, 2020, Big 5 Sporting Goods Corporation (the “Company”) exercised the accordion feature under its Credit Agreement dated as of October 18, 2010, as amended by that certain First Amendment to Credit Agreement made as of October 31, 2011, as further amended by that certain Second Amendment to Credit Agreement made as of December 19, 2013, and as further amended by that certain Third Amendment to Credit Agreement made as of September 29, 2017, among, inter alia, Big 5 Corp., as lead borrower, the Company as guarantor, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent and Swing Line Lender, the other lenders party thereto from time to time, and Wells Fargo Capital Finance, LLC, as Sole Lead Arranger and Sole Book Manager (the “Credit Agreement”). The material terms of the Credit Agreement have been previously disclosed in the Company’s Forms 8-K filed with the United States Securities and Exchange Commission on October 19, 2010, December 20, 2013 and October 5, 2017.

The exercise of the accordion feature increases the aggregate commitments under the credit facility provided by the Credit Agreement from $140 million to $165 million. The amount available to borrow from time to time under the credit facility will vary based on the Company’s operating activities and any covenant limitations.

Additionally, in order to enhance the Company’s financial flexibility during the COVID-19 pandemic, the Company has drawn down additional amounts under its credit facility, and currently has total outstanding indebtedness under the credit facility of approximately $143 million compared to $66.6 million outstanding at the end of fiscal 2019. Following this drawdown, the Company’s current cash position totals approximately $67 million.

Item 7.01	Regulation FD Disclosure.

In an effort to enhance financial flexibility during the COVID-19 pandemic, the Company is pursuing expense reduction and cash preservation initiatives throughout the organization. In connection with that effort, the Company’s Board of Directors has determined to suspend the Company’s quarterly cash dividend until further notice.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG 5 SPORTING GOODS CORPORATION
(Registrant)

Date: April 1, 2020

/s/ Barry D. Emerson
Barry D. Emerson
Senior Vice President, Chief Financial
Officer and Treasurer